CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of NP Strategic Municipal Fund ("the Fund") a series of shares of beneficial interest in the ALTMFX Trust and to the use of our report dated January 7, 2015 on the statement of assets and liabilities as of December 31, 2014 of the Fund. This financial statement appears in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
January 7, 2015